UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2016

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modifications of Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

Amendment to Amended and Restated Certificate of Incorporation

On May 26, 2016, Cyclacel Pharmaceuticals, Inc. (the “Company”) filed a certificate of amendment to its amended and restated certificate of incorporation with the Secretary of State of the State of Delaware to effect a one-for-twelve reverse stock split of the Company’s shares of common stock. As described in Item 5.07 herein, such amendment and ratio were approved by the Company’s stockholders and board of directors, respectively, as of the date thereof.

As a result of the reverse stock split, every twelve shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of common stock. Proportionate voting rights and other rights of common stock holders will not be affected by the reverse stock split, except that no fractional shares of common stock will be issued as a result of the reverse stock split, and instead holders will receive a cash payment in lieu of fractional shares to which they would otherwise be entitled.

The reverse stock split became effective at 5:00 p.m., Eastern Time, on May 27, 2016, and the Company’s common stock will trade on the NASDAQ Capital Market on a post-split basis at the open of business on May 31, 2016. The Company’s post-reverse split common stock has a new CUSIP number: 23254L405, but the par value and other terms of the common stock are not affected by the reverse stock split

The Company’s transfer agent, American Stock Transfer & Trust Company, LLC, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

On May 27, 2016, the Company issued a press release with respect to the reverse stock split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the certificate of amendment to the amended and restated certificate of incorporation is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Amended and Restated Bylaws

On May 26, 2016, the Company’s board of directors amended and restated the Company’s amended and restated bylaws by amending Section 8.10 in order to accommodate transfers of uncertificated shares of the Company’s common stock.

A copy of the amended and restated bylaws is being filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	The Annual Meeting of the Company was held on May 26, 2016 (the “Annual Meeting”).

(b)	Proposals Submitted to the Company’s Stockholders

The following proposals were submitted to the holders of the Company’s shares of common stock and voted upon at the Annual Meeting: (i) the reelection of two Class 1 directors to the Company’s board of directors, (ii) the ratification of the selection of RSM US LLP (formerly McGladery LLP) as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and (iii) approval of a proposed amendment to the Company’s amended and restated certificate of incorporation, by way of a certificate of amendment, to effectuate a reverse stock split of the Company’s common stock at a ratio of up to and including one-for-twenty, such ratio to be determined by the Company’s board of directors, in order for the Company to regain compliance with the minimum per share bid price requirement so that it may continue its listing on The NASDAQ Capital Market.

Proposals Submitted to Holders of Common Stock

(i)            Votes of the common stockholders regarding the election of the Class 1 director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Samuel L. Barker	9,548,916	2,569,925	12,330,129
Sir John Banham	9,532,715	2,586,126	12,330,129

Based on the votes set forth above, Samuel L. Barker and Sir John Banham were duly reelected as Class 1 directors of the Company to serve until the 2019 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal.

(ii)           Votes of the common stockholders regarding the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
21,327,145	1,419,139	1,702,686	0

Based on the votes set forth above, the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was ratified.

(iii)           Votes of the common stockholders regarding the approval of a proposed amendment to the Company’s amended and restated certificate of incorporation, by way of a certificate of amendment, to effectuate a reverse stock split of the Company’s common stock were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
19,107,966	5,317,186	23,818	0

Based on the votes set forth above, the proposal to approve a proposed amendment to the Company’s amended and restated certificate of incorporation, by way of a certificate of amendment, to effectuate a reverse stock split of the Company’s common stock, was approved.

Proposals Submitted to Holders of Preferred Stock

The reelection of Gregory T. Hradsky as a Class 1 director of the Company’s board of directors was submitted to the holders of the Company’s shares of 6% Convertible Exchangeable Preferred Stock (the “Preferred Stock”) and voted upon at the Annual Meeting. Votes of the preferred stockholders regarding the reelection of Gregory T. Hradsky as a Class 1 director were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
212,532	24,346	1,410	0

Based on the votes set forth above, Gregory T. Hradsky was duly reelected as a Class 1 director of the Company to serve until the 2019 annual meeting of stockholders or until his successor is elected and qualified or until his earlier resignation or removal.

Item 8.01	Other Events.

On May 26, 2016, the board of directors of the Company declared a quarterly cash dividend in the amount of $0.15 per share on the Company’s Preferred Stock. The cash dividend will be payable on August 1, 2016 to the holders of record of the Preferred Stock as of the close of business on July 17, 2016.

The Board considered numerous factors in determining whether to declare the quarterly dividend, including the requisite financial analysis and determination of a surplus. While the Board will analyze the advisability of the declaration of dividends in future quarters, there is no assurance that future quarterly dividends will be declared.

Item 9.01	Financial Statements and Exhibits.

(d)                 Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cyclacel Pharmaceuticals, Inc., filed with the Delaware Secretary of State on May 26, 2016
3.2	Amended and Restated Bylaws of Cyclacel Pharmaceuticals, Inc., adopted on May 26, 2016
99.1	Press Release Issued by the Company on May 27, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: May 27, 2016